Exhibit 10.1
















                             COMPENSATION AGREEMENT

                                 by and between

                           LONE STAR LIQUIDATING TRUST

                                       and

                       SUSAN A. BROWN, as Managing Trustee

                        effective as of February 19, 1997


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                                TABLE OF CONTENTS

                                                                            Page


1. Defined Terms                                                            3

2. Managing Trustee's Compensation and Reimbursement                        3

         (a) Base Salary                                                    3

         (b) Bonus Payments                                                 3

         (c) Benefits.                                                      4

         (d) Proration.                                                     4

3. Compensation Upon Termination.                                           5

         (a)  Compensation Upon Termination.                                5

         (b) Survival.                                                      5

4. Other Provisions Relating to Termination.                                5

         (a) Continuing Cooperation.                                        5

         (b) Confidentiality.                                               5

5 . Successors and Assignments.                                             5

6. Notice.                                                                  5

7. Severability.                                                            5

8. Miscellaneous.                                                           6

9. GOVERNING LAW.                                                           6

10. Counterparts.                                                           6



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                             COMPENSATION AGREEMENT

     This Compensation Agreement (this "Agreement") is effective as of the 19th day of February, 1997 ("Effective Date"), by and between Lone Star Liquidating Trust (the "Trust"), and Susan A. Brown (the "Managing Trustee").

     WHEREAS, the Lone Star Liquidating Trust has been established pursuant to the Lone Star Liquidating Trust Agreement", dated as of February 19, 1997, (the "Trust Agreement by I.C.H. Corporation (including Care Financial Corporation and SWL Holding Corporation) and accepted by Susan A. Brown, as Managing Trustee;

     WHEREAS, Section 4.1.2 of the Trust Agreement provides that the initial Managing Trustee shall be compensated on terms substantially in conformity with the compensation provided for in the employment agreement between Susan A. Brown and I.C.H. Corporation dated as of January 1, 1996 (the "Employment Agreement");

     WHEREAS, the Supervisory Trustees have consented to the execution of a Compensation Agreement with Managing Trustee substantially on the terms set forth in Section 4.1.2 of the Trust Agreement and in the Employment Agreement;

     WHEREAS, the Employment Agreement has been terminated pursuant to the Acknowledgment of Termination of Employment Agreement dated as of the date hereof, Managing Trustee has accepted the appointment to act as Managing Trustee of the Trust, and Managing Trustee and the Trust desire to enter into this Agreement to set forth the terms of Managing Trustee's compensation;

     NOW, THEREFOR, in consideration of the foregoing premises and the mutual covenants herein contained, and other good and valuable consideration, the parties do hereby covenant and agree as follows:

     1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meaning assigned thereto in the Trust Agreement.

     2. Managing Trustee's Compensation and Reimbursement.

          (a) Base Salary. Managing Trustee shall receive a base salary paid by the Trust at the annual rate of $250,000 ("Base Salary") during each calendar year of the Term, payable in equal monthly installments.

          (b) Bonus Payments. Managing Trustee shall be entitled to receive, in addition to the Base Salary, Bonus payments when and if Available Cash is distributed to the Trust Beneficiaries from the Trust determined as follows:

               (i)  if  the  value  of  Available  Cash   distributed  to  Trust
          Beneficiaries under the Trust Agreement (adjusted as set forth below) (the "Total Value Distributed") is less than or

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          equal to $260 million,  then Managing Trustee shall not be entitled to any Bonus;

               (ii) if the Total Value Distributed is greater than $260 million but less than or equal to $280 million, then Managing Trustee shall be entitled to a Bonus in an amount equal to 1% of the excess of the Total Value Distributed over $260 million;

               (iii) if the Total Value Distributed is greater than $280 million but less than or equal to $310 million, then Managing Trustee shall be entitled to an additional Bonus in an amount equal to 2% of the excess of the Total Value Distributed over $280 million; or

               (iv) if the Total Value Distributed is greater than $310 million, then Managing Trustee shall be entitled to an additional Bonus in an amount equal to 2.5% of the excess of the Total Value Distributed over $310 million.

     For purposes of determining the Total Value Distributed, the value of cash distributed shall be discounted at the rate of 4% per annum for the period from the date of distribution back to January 1, 1997; provided, that the date of any distribution to a Distribution Agent shall be deemed the date of distribution for purposes hereof.

          (c) Benefits. Managing Trustee shall be entitled to be reimbursed by the Trust in a reasonable amount for the cost incurred by Managing Trustee to purchase:

               (i) health insurance coverage substantially similar to that provided by I.C.H. Corporation to Managing Trustee immediately prior to the termination of the Employment Agreement, and

               (ii) a term life insurance policy covering the life of Managing Trustee and providing a lump sum death benefit of $500,000 payable to such beneficiaries as Managing Trustee designates.

          (d) Proration; Withholding. Any payments payable to Managing Trustee under this Agreement (other than the payment of Bonus payments pursuant to Section 2(b) hereof) in respect of any calendar year during which Managing Trustee is employed by the Trust for less than the entire year, unless otherwise expressly provided herein, shall be prorated in accordance with the number of days in such calendar year during which she is so employed. Any payments payable to Managing Trustee under this Agreement shall be subject to all applicable deductions and withholdings for federal, state, city or other taxes or other amounts as shall be required pursuant to any law or regulation.


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     3. Compensation Upon Termination.

          (a) Compensation Upon Termination. Managing Trustee shall be entitled to the following compensation from the Trust upon the termination of her service as Managing Trustee by reason of death, resignation or removal:

               (i) Managing Trustee's Base Salary to the date of Managing Trustee's death, resignation or removal; plus

               (ii) the  Bonus,  if any,  as and  when  determined  pursuant  to
          Section 2(b) hereof.

          (b) Survival. The provisions of this Section 3 shall survive any termination of this Agreement.

     4. Other Provisions Relating to Termination.

          (a) Continuing Cooperation. In the event of the removal or resignation of Managing Trustee, Managing Trustee agrees to reasonably cooperate with and to make herself available to the Trust to assist it in the orderly administration of its affairs. For such assistance and cooperation, Managing Trustee shall be paid $150 per hour.

          (b) Confidentiality. Managing Trustee agrees, in the event of her removal or resignation prior to substantial completion of the purpose of the Trust, to maintain in confidence all proprietary and confidential information of the Trust.

     5. Successors and Assignments. This Agreement shall be binding upon, and inure to the benefit of, the Trust, Managing Trustee, and their respective successors. assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees. and legatees, as applicable. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party and approval of the Bankruptcy Court, if necessary. Any attempted assignment in violation of this Section 5 shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section 5, this Agreement shall be binding upon the heirs, successors, and assigns of the parties hereto.

     6.  Notice.  For  purposes  of  this  Agreement,   notices  and  all  other
communications provided for in this Agreement shall be given in the manner set forth in the Section 7.7 of the Trust Agreement.

     7. Severability. In the event that any provision of this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal, or unenforceable provision shall be fully severable: and this Agreement shall then be construed and enforced as if such invalid, illegal, or unenforceable provision had not been contained in this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in

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lieu of each such illegal,  invalid, or unenforceable provision,  there shall be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     8. Miscellaneous. This Agreement and the Trust Agreement sets forth the entire understandings of the parties with respect to the subject matter hereof, it incorporates and merges any and all previous communications and understandings with respect to the subject matter hereof, oral or written, and no provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in the manner set forth in
Section 7.10 of the Trust Agreement.

     9. GOVERNING LAW. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT WITH RESPECT TO ALL DISPUTES ARISING UNDER THIS AGREEMENT.

     10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below, to be effective as of the date first above written.

                                                     THE TRUST:

                                                     LONE STAR LIQUIDATING TRUST

Date:    February 19, 1997                           By:/s/ Susan A. Brown
                                                        ------------------
                                                        Susan A. Brown
                                                        Managing Trustee


                                                     MANAGING TRUSTEE:

Date:    February 19, 1997                              /s/ Susan A. Brown
                                                        ------------------
                                                        Susan A. Brown




























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